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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated January 25, 1999, on the financial statements of Bachofner Electric, Inc. included in this Form 8-K, into Integrated Electrical Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-67113, 333-45447 and 333-45449).



                                        Peck & Kopacek, P.C.

Beaverton, Oregon
February 3, 1999